POWER OF ATTORNEY

The undersigned Directors and Officers of Midland National Life Insurance Company, an Iowa corporation (the “Company”), hereby constitute and appoint Brian Hansen, Brett L. Agnew, Stacy Bagby and Holley Taylor and each of them (with full power to each of them to act alone), its true and lawful attorney-in-fact and agent, with full power of substitution to each, for it and on its behalf and in its name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 (including but not limited to: 33-16354; 33-76318; 333-14061; 333-14081; 333-80975; 333-58300; 333-148111; 333-148824; 333-153825; 333-119088; 333-108437; 333-71800; 33-64016; 333-128910; 333-128978; 333-176870; 333-221820; 333-233821; 333-254710; 333-255058; 333-255059; 333-262682; 333-262702) and if applicable under the Investment Company Act of 1940 (including but not limited to: 811-05271; 811-07772) with respect to any insurance contract(s): registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and they or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

The consent of each of the undersigned Directors and Officers to the above-stated Power of Attorney, evidenced by writing their individual signatures below, are given with the intent to make such resolution effective as of the date specified above without regard to the date(s) such signatures may actually be written on this Power of Attorney. This Power of Attorney may be executed by the Directors and Officers in one or more counterparts and each executed counterpart shall be deemed an original and all such executed counterparts when taken together shall be the consent to the Power of Attorney by the undersigned Directors and Officers.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand, this         day of April, 2022.

SIGNATURE	DATE	SIGNATURE	DATE

/s/ Darron K. Ash		/s/ George A. Fisk
Darron K. Ash	Apr 14, 2022 8:54 AM PDT	George A. Fisk	Apr 13, 2022 3:28 PM CDT

/s/ David C. Attaway		/s/ William D. Heinz
David C. Attaway	Apr 18, 2022 9:45 AM CDT	William D. Heinz	Apr 13, 2022 12:29 PM EDT

/s/ Willard Bunn, III		/s/ Heather Kreager
Willard Bunn, III	Apr 13, 2022 12:14 PM EDT	Heather Kreager	Apr 13, 2022 4:49 PM PDT

/s/ James Roderick Clark		/s/ William L. Lowe
James Roderick Clark	Apr 13, 2022 3:17 PM CDT	William L. Lowe	Apr 13, 2022 12:53 PM CDT

/s/ Thomas Corcoran		/s/ Michael M. Masterson
Thomas Corcoran	Apr 13, 2022 12:06 PM CDT	Michael M. Masterson	Apr 15, 2022 9:15 AM EDT

/s/ Esfandyar E. Dinshaw		/s/ Robert R. TeKolste
Esfandyar E. Dinshaw	Apr 14, 2022 5:52 AM PDT	Robert R. TeKolste	Apr 13, 2022 11:19 AM CDT

Rev. 4/22